Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 33-40771) of Comstock Funds, Inc. of our report dated May 26, 2005 included in the 2005 annual report to shareholders.


                                                         /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

New York, New York
August 25, 2005